UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Altair Nanotechnologies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTAIR NANOTECHNOLOGIES INC.
204 Edison Way
Reno, Nevada 89502
U.S.A.

MANAGEMENT INFORMATION CIRCULAR
AND PROXY STATEMENT

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (THE “INFORMATION CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ALTAIR NANOTECHNOLOGIES INC. (THE “CORPORATION”) OF PROXIES TO BE USED AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ENCLOSED NOTICE OF MEETING (THE “MEETING”). This Information Circular, the notice of Meeting attached hereto, and the accompanying form of proxy and the Annual Report of the Corporation for the year ended December 31, 2005 are first being mailed to the shareholders of the Corporation on or about April 28, 2006. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by email, by facsimile or by telephone by officers and employees of the Corporation without additional compensation therefor. If one or more shareholders files a proxy statement or solicits proxies in opposition to the recommendations of the board of directors of the Corporation (the “Board of Directors” or the “Board”), the Corporation may engage outside solicitors to assist with its solicitation of proxies. Details regarding any such engagement will be set forth in a supplement to this Information Circular.

The cost of solicitation by management will be borne directly by the Corporation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the common shares of the Corporation (“Common Shares”) held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers and/or directors of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM AT THE MEETING MAY DO SO either by inserting such person’s name in the blank space provided in that form of proxy or by completing another proper form of proxy and, in either case, depositing the completed proxy at the office of the transfer agent indicated on the enclosed envelope not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting, or by delivering the completed proxy to the chairman on the day of the Meeting or adjournment thereof.

A proxy given pursuant to this solicitation may be revoked by instrument in writing, including another proxy bearing a later date, executed by the shareholder or by his attorney authorized in writing, and deposited either at the Corporation’s principal office located at 204 Edison Way, Reno, Nevada at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting, or adjournment thereof, or in any other manner permitted by law.

Voting of Proxies

THE COMMON SHARES REPRESENTED BY A DULY COMPLETED PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTTER TO BE ACTED UPON, SUCH COMMON SHARES WILL BE VOTED ACCORDINGLY. UNLESS OTHERWISE INDICATED ON THE FORM OF PROXY, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOUR OF PERSONS DESIGNATED IN THE PRINTED PORTION OF THE ENCLOSED FORM OF PROXY WILL BE VOTED (I) TO ELECT MANAGEMENT’S SIX NOMINEES FOR DIRECTOR AND (II) TO APPOINT PERRY-SMITH LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of Meeting, or other matters which may properly come before the Meeting. At the time of printing this Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

Voting Securities and Principal Holders of Voting Securities

The authorized capital of the Corporation consists of an unlimited number of Common Shares. As of April 21, 2006, the Corporation had 59,403,018 Common Shares issued and outstanding,

The Corporation shall make a list of all persons who are registered holders of Common Shares on April 21, 2006 (the “Record Date”) and the number of Common Shares registered in the name of each person on that date. Each shareholder is entitled to one vote for each Common Share registered in his name as it appears on the list except to the extent that such shareholder has transferred any of his shares after the Record Date and the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he owns the shares and demands, not later than ten days before the Meeting, that his name be included in the list. In such case the transferee is entitled to vote those shares at the Meeting in lieu of the transferor.

One-third of the outstanding Common Shares entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Meeting. Abstentions will be counted as “represented” for purposes of determining the presence or absence of a quorum. Complete broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on any of the matters to be considered at the Meeting, will not be counted as “represented” for the purpose of determining the presence or absence of a quorum.

To the knowledge of the directors and executive officers of the Corporation, as of March 31, 2006, no person beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the outstanding Common Shares.

Under the Canada Business Corporations Act (the “CBCA”), once a quorum is established, in connection with the election of directors, the six nominees receiving the highest number of votes will be elected. In order to approve the proposal in respect of the appointment of independent auditors, the votes cast in favour of such proposal must exceed the votes cast against. Abstentions and broker non-votes will not have the effect of being considered as votes cast against any of the matters considered at the Meeting.

Exchange Rate Information

The following exchange rates represent the noon buying rate in New York City for cable transfers in Canadian dollars (CDN. $), as certified for customs purposes by the Federal Reserve Bank of New York. The following table sets forth, for each of the years indicated, the period end exchange rate, the average rate (i.e. the average of the exchange rates on the last day of each month during the period), and the high and low exchange rates of the U.S. Dollar (U.S. $) in exchange for the Canadian Dollar (CDN. $) for the years indicated below, based on the noon buying rates.

For the Year Ended December 31,
	2005	2004	2003	2002	2001
(Each U.S. Dollar Purchases the Following Number of Canadian dollars)
High	1.2703	1.3970	1.5750	1.6128	1.6023
Low	1.1507	1.1775	1.2923	1.5108	1.4933
Average	1.2083	1.2984	1.3916	1.5702	1.5519
Year End	1.1656	1.2034	1.2923	1.5800	1.5925

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Articles of Continuance of the Corporation (the “Articles”) provide that the Board may consist of a minimum of three and a maximum of nine directors, to be elected annually. Each director will hold office until the next annual meeting or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws of the Corporation. Pursuant to the Articles, the Board has been empowered to set the size of the Board, subject to any limitations set forth in the Articles or the CBCA. The Articles provide that the Board may, between meetings of shareholders, appoint one or more additional directors, but only if, after such appointment, the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

Certain information with respect to the six nominees of the Board for election as directors is set forth in the table below:

Name & Province/State and Country	Office with Corporation	Period of Service as a Director	Number of Common Shares Beneficially Owned or Over Which Control is Exercised as of March 31, 2006(1)

Michel Bazinet	Director (B)	Since 2004	35,000(2)
Quebec, Canada

Jon N. Bengtson	Director (A)	Since 2003	85,000 (3)
Nevada, U.S.A.

James Golla	Director (B)	Since 1994	98,000 (4)
Ontario, Canada

Alan J. Gotcher Nevada, U.S.A.	President, Chief Executive Officer and Director	Since 2004	473,542(5)

George Hartman	Director (A)	Since 1997	70,800 (6)
Ontario, Canada

Christopher E. Jones	Director (A)	Since 2004	85,000(7)
California, U.S.A.

(A) Member of Audit Committee
(B) Member of Compensation, Corporate Governance and Nominations Committee (the “Compensation and Nominating Committee”)

(1)
The information as to Common Shares beneficially owned or over which control or direction is exercised is not within the knowledge of the Corporation and has been furnished by the respective nominees individually. This information includes all Common Shares issuable pursuant to the exercise of options that are exercisable within 60 days of March 31, 2006. Does not include any Common Shares subject to options that are not exercisable within 60 days of March 31, 2006 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the Common Shares, outside of the control of the optionee.

(2)	Includes 25,000 Common Shares subject to options granted to Mr. Bazinet pursuant to the Corporation’s 1998 Stock Option Plan (the “1998 Plan”).
(3)	Includes 75,000 Common Shares subject to options granted to Mr. Bengtson pursuant to the 1998 Plan.
(4)
Includes 10,000 Common Shares subject to options granted to Mr. Golla pursuant to the Corporation’s 1996 Stock Option Plan (the “1996 Plan”) and 60,000 Common Shares subject to options granted to Mr. Golla pursuant to the 1998 Plan.

(5)
Includes 300,000 Common Shares subject to options granted to Mr. Gotcher pursuant to the 1998 Plan and 91,802 Common Shares subject to options granted to Mr. Gotcher pursuant to the Corporation’s 2005 Stock Incentive Plan (the "2005 Plan”). Includes 2,140 Common Shares owned by his wife and 500 Common Shares owned by his adult stepson, with respect to which Mr. Gotcher disclaims beneficial ownership.

(6)	Includes 60,000 Common Shares subject to options granted to Mr. Hartman pursuant to the 1998 Plan.
(7)	Includes 75,000 Common Shares subject to options granted to Mr. Jones pursuant to the 1996 Plan.

IF ANY OF THE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

Set forth below is a description of each of the directors, nominees and executive officers of the Corporation, including their principal occupations for the past five years:

Directors

Michel Bazinet, 50, was appointed a director of the Corporation effective July 9, 2004. Since January 2003, Dr. Bazinet has been chairman & chief executive officer of privately held Replicor, Inc., which develops new antiviral and anticancer therapies. Prior to his involvement with Replicor, Inc. from 1996 to 2000, Dr. Bazinet was the founder and medical director of Mediconsult.com Ltd., a healthcare knowledge company. Mediconsult completed its initial public offering in 1999 and was ultimately acquired by The Cybear Group in 2000. Dr. Bazinet, a board-certified urologist, received his MD from Sherbrooke University. He completed his residency at McGill University, Montreal, and has been a research fellow at Memorial Sloan-Kettering Cancer Center, New York. Dr. Bazinet, a former assistant professor of both urology and oncology at McGill University, is also an accomplished speaker, medical industry author and consultant. Dr. Bazinet is on the board of directors of Bioniche Life Sciences Inc. (BNC), a corporation whose shares are traded on the Toronto Stock Exchange.

Jon N. Bengtson, 62, has been a director of the Corporation since July 2003 and was appointed Chairman of the Board in June 2004. He currently serves as the chairman of the board of The Sands Regent Hotel Casino and is chairman of the board of Radica Games Limited. Mr. Bengtson began his career with Harrah's Entertainment, Inc., where he served for nine years in various management positions, including vice president of management information systems. He joined International Game Technology in 1980 as vice president, chief financial officer and director and was subsequently promoted to vice president of marketing in 1982. Mr. Bengtson joined The Sands Regent Hotel Casino in June 1984 and served in various positions, including vice president of finance and administration, chief financial officer, treasurer and director, senior vice president and director, executive vice president, chief operating officer and director until December 1993. In January 1994, he joined Radica Games Limited as vice president and chief financial officer and was appointed president and chief executive officer of Radica USA Ltd. in December 1994 and was appointed chairman of the board in January 1996. Mr. Bengtson was a founder and chief financial officer of ShareGate, Inc., a venture funded telecommunications equipment company from March 1996 until October 2001. Mr. Bengtson is also the founder and Director for Pinyon Technology, a start-up technology corporation developing wireless smart antenna networking technology. He holds a bachelors degree in business administration and a Master of Business Administration degree from the University of Nevada, Reno.

James I. Golla, 73, has been a director of the Corporation since February 1994. He also currently serves as a director of Radiant Energy Corp. and Galantas Gold Corp. Mr. Golla was a journalist with the Globe and Mail, Canada’s national newspaper, from 1954 until his retirement in 1997.

Alan J. Gotcher, 56, was appointed as Chief Executive Officer and a director of the Corporation in August 2004 and was also appointed as President of the Corporation in March 2005. Prior to joining the Corporation, Dr. Gotcher was chairman and chief executive officer of InDelible Technologies, Inc., a development stage company that provides secure logistics through covert bar code marking systems and invisible bar code reading technologies from January 2000 to August 2004. From 2000 through 2003, Dr. Gotcher was co-managing partner of IdeaSpring, LLC, a private investment company, and from 2000 through August 2004, Dr. Gotcher was president and chief executive officer of A Gotcher & Co., Inc., a consulting firm. Prior to founding InDelible, Dr. Gotcher spent fourteen years with Avery Dennison, where he served as senior vice president, manufacturing & technology, and chief technology officer. During his tenure, Dr. Gotcher led Avery’s teams that created and commercialized the Duracell On-Cell tester battery label and pressure sensitive battery labels and the United States Postal Service’s self-stick stamp products. Prior to joining Avery Dennison, Dr. Gotcher was laboratory director, U.S. Corporate Research and Development, with Raychem Corporation where he lead the business development teams that created, developed and commercialized the conductive polymer- based PolySwitch® over-current protection device business.

George E. Hartman, 57, was elected a director of the Corporation in March 1997. From 1995 until 1998, Mr. Hartman served as president of Planvest Pacific Financial Corp., a Vancouver-based financial planning firm with U.S. $1 billion of assets under management. Mr. Hartman also served on the board of directors of Planvest Capital Corp., the parent of Planvest Pacific. From 1998 until 2000, Mr. Hartman was senior vice president of Financial Concept Group until the firm’s sale to Assante Corporation, a North American financial services industry consolidator. At that time, he became chief executive officer of PlanPlus Inc., Canada’s oldest firm specializing in the development and distribution of wealth management software to the financial services industry. Today, Mr. Hartman remains as a director and major shareholder of PlanPlus Inc. Mr. Hartman also continues as President of Hartman & Corporation, Inc., a firm he founded in 1991 which provides consulting services to the financial services industry. Since April 2004, Mr. Hartman has worked as a consultant with The Covenant Group, a management consulting firm. Mr. Hartman is the author of Risk is a Four-Letter Word--The Asset Allocation Approach to Investing, a Canadian best-seller published in 1992, and is the author of its sequel, Risk is STILL a Four Letter Word, released in 2000.

Christopher E. Jones, 59, was appointed a director of the Corporation effective May 1, 2004. Since 1998, Mr. Jones has been the Senior Vice President of Manufacturing and Engineering at Behr Process Corporation, where he is responsible for the construction and operations of all coating plant operations for the largest DIY architectural coatings corporation in North America. Prior to joining Behr, Mr. Jones was the president of Kronos Louisiana and the vice president of manufacturing of Kronos International, Inc. Kronos is the fourth largest producer of titanium dioxide in the world. Mr. Jones earned a Bachelors of Arts degree in Chemistry from Oakland University and a Ph.D. in Organo-Metallic Chemistry from Michigan State University and completed postdoctoral work at University of Leeds, England and University of Alberta in Edmonton, Canada.

Executive Officers

The executive officers of the Corporation are Alan J. Gotcher, Edward H. Dickinson, Douglas K. Ellsworth and Roy Graham. Certain information regarding Dr. Gotcher is set forth above under “Election of Directors - Directors.” Certain information regarding Messrs. Dickinson, Ellsworth and Graham follows.

Edward H. Dickinson, 59, was appointed Chief Financial Officer of the Corporation in March 2000, and was appointed Secretary in June 2001. Mr. Dickinson had previously served as Director of Finance of the Corporation from August 1996 through March 2000. From 1994 to 1996, Mr. Dickinson was employed by the Southern California Edison Company as a negotiator of non-utility power generation contracts. Mr. Dickinson was vice president and director of Geolectric Power Company during 1993 and 1994, and from 1987 through 1992, he was the director of finance and administration for OESI Power Corporation. Prior to 1987, Mr. Dickinson held various accounting and program management positions in the United States Department of Energy. Mr. Dickinson obtained a masters degree in Accounting from California State University, Northridge in 1978.

Douglas K. Ellsworth, 52, was appointed President, Altair Nanomaterials, Inc., the operating subsidiary through which the Corporation conducts its nanotechnology business, in June 2003 and Senior Vice President of the Corporation in March 2004. Mr. Ellsworth previously held various other positions with Altair Nanomaterials, Inc. Prior to joining the Corporation, Mr. Ellsworth was the manager of technical support for the BHP Inc. Center for Minerals Technology in Reno, Nevada from 1984 through 1999. Mr. Ellsworth began work at BHP in 1984 as the chief chemist. Mr. Ellsworth worked as a chemist and manager at Skyline Labs in Colorado and Alaska in 1975 to 1979 and as a chemist for Utah International, Inc.'s Minerals Laboratory in Sunnyvale California from 1979-1984. Mr. Ellsworth received his bachelor of science degree in chemistry and geology from the State University of New York College, Oneonta.

Roy Graham, 55, was appointed Senior Vice President of the Corporation in January 2005. Mr. Graham was the president and chief executive officer of modeMD, Inc., a developer of wireless application software and systems for the healthcare industry, from May 2002 through December 2004. From January 2000 until April 2002, Mr. Graham served as managing partner of Incline Consulting, L.L.C., a business consulting firm. He has also held senior vice president and director-level sales and marketing roles with Wyse Technology, Tandem Computers, and Digital Equipment Corporation. Mr. Graham received a bachelor of science degree with honors from Sussex University in the United Kingdom.

Key Employee

Bruce J. Sabacky, 55, was appointed Vice President of Research and Engineering for Altair Nanomaterials, Inc., the operating subsidiary through which the Corporation conducts its nanotechnology business, in October 2003. Dr. Sabacky joined Altair Nanomaterials, Inc. in January 2001 as Director of Research and Engineering. Prior to that, he was the manager of process development at BHP Minerals Inc.’s Center for Minerals Technology from 1996 to 2001, where he was instrumental in developing the nanostructured materials technology. Dr. Sabacky was the technical superintendent for Minera Escondida Ltda. from 1993 to 1996 and was a principal process engineer with BHP from 1991 to 1993. Prior to that, he held senior engineering positions in the minerals and metallurgical industries. Dr. Sabacky obtained bachelor of science and master of science degrees in Metallurgical Engineering from the South Dakota School of Mines and Technology and a Ph.D. in Materials Science & Mineral Engineering with minors in Chemical Engineering and Mechanical Engineering from the University of California, Berkeley.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information with respect to beneficial ownership of Common Shares as of March 31, 2006 by the Corporation’s Chief Executive Officer, by the three additional persons serving as executive officers as of December 31, 2005 whose total compensation for 2005 exceeded $100,000, and the most highly compensated non-executive employee (collectively, the “named executive officers”), by each of the directors of the Corporation, by persons known to the Corporation to beneficially own more than 5% of the outstanding Common Shares, and by all current officers and directors of the Corporation as a group. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the Common Shares identified as beneficially owned. The Corporation is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Corporation.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)

Common	Alan J. Gotcher (President, Chief Executive Officer and Director)	473,542(3)	*
930 Tahoe Blvd., #802-216
Incline Village, Nevada 89451

Common	Edward H. Dickinson (Chief Financial Officer and Secretary)	408,692(4)	*
659 Caughlin Glen
Reno, Nevada 89509

Common	Douglas K. Ellsworth (Senior Vice President)	149,392(5)	*
4310 Wild Eagle Terrace
Reno, Nevada 89511

Common	Roy Graham (Senior Vice President)	29,961(6)	*
663 Tyner Way
Incline Village, Nevada 89452

Common	Bruce J. Sabacky (Employee)	56,504(7)	*
8555 Council Lane
Reno, Nevada 89511

Common	Michel Bazinet (Director)	35,000(8)	*
343 Brookfield Avenue
Mount-Royal, Quebec H3P 2A7

Common	Jon N. Bengtson (Director)	85,000(9)	*
2370 Solari Drive
Reno, Nevada 89509

Common	James I. Golla (Director)	98,000(10)	*
829 Terlin Boulevard
Mississauga, Ontario L5H 1T1

Common	George Hartman (Director)	70,800(11)	*
136 Colborne
Fenelon Falls, ON K0M 1N0

Common	Christopher Jones (Director)	85,000(12)	*
1140 Cuchara Drive
Del Mar, California 92014

Common	David S. King (Director)	101,000(13)	*
123 Tenth St. SE
Washington, D.C. 20003

Common	All Directors and Officers as a Group	1,592,891(14)	2.7%
(11 persons)

* Represents less than 1% of the outstanding Common Shares.

(1)
Includes all Common Shares issuable pursuant to the exercise of options and warrants that are exercisable within 60 days of March 31, 2006. Does not include any Common Shares subject to options that are not exercisable within 60 days of March 31, 2006 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the Common Shares, outside of the control of the optionee.

(2)
Based on 59,367,519 Common Shares outstanding as of March 31, 2006. Common Shares underlying options, warrants or other convertible or exercisable securities are, to the extent exercisable within 60 days of March 31, 2006, deemed to be outstanding for purposes of calculating the percentage ownership of the owner of such convertible securities, but not for purposes of calculating any other person’s percentage ownership.

(3)
Includes 300,000 Common Shares subject to options granted to Mr. Gotcher pursuant to the 1998 Plan and 91,802 Common Shares subject to options granted to Mr. Gotcher pursuant to the 2005 Plan. Includes 2,140 Common Shares owned by his wife and 500 Common Shares owned by his adult stepson, with respect to which Mr. Gotcher disclaims beneficial ownership.

(4)
Includes 150,000 Common Shares subject to options granted to Mr. Dickinson pursuant to the 1996 Plan, 211,200 Common Shares subject to options granted to Mr. Dickinson pursuant to the 1998 Plan and 40,992 Common Shares subject to options granted to Mr. Dickinson pursuant to the 2005 Plan.

(5)	Includes 127,200 Common Shares subject to options granted to Mr. Ellsworth pursuant to the 1998 Plan and 16,859 Common Shares subject to options granted to Mr. Ellsworth pursuant to the 2005 Plan.
(6)	Includes 20,000 Common Shares subject to options granted to Mr. Graham pursuant to the 1998 Plan and 9,961 Common Shares subject to options granted to Mr. Graham pursuant to the 2005 Plan.
(7)	Includes 25,000 Common Shares subject to options granted to Mr. Sabacky pursuant to the 1998 Plan and 31,504 Common Shares subject to options granted to Mr. Sabacky pursuant to the 2005 Plan.
(8)	Includes 25,000 Common Shares subject to options granted to Mr. Bazinet pursuant to the 1998 Plan.
(9)	Includes 75,000 Common Shares subject to options granted to Mr. Bengtson pursuant to the 1998 Plan.
(10)	Includes 10,000 Common Shares subject to options granted to Mr. Golla pursuant to the 1996 Plan and 60,000 Common Shares subject to options granted to Mr. Golla pursuant to the 1998 Plan.
(11)	Includes 60,000 Common Shares subject to options granted to Mr. Hartman pursuant to the 1998 Plan.
(12)	Includes 75,000 Common Shares subject to options granted to Mr. Jones pursuant to the 1996 Plan.
(13)	Includes 75,000 Common Shares subject to options granted to Mr. King pursuant to the 1996 Plan.
(14)
Includes 310,000 Common Shares subject to options granted to officers and directors pursuant to the 1996 Plan, 903,400 Common Shares subject to options granted to officers and directors pursuant to the 1998 Plan and 191,118 Common Shares subject to options granted to officers and directors pursuant to the 2005 Plan.

Executive Compensation

(a)	Compensation of Officers

The following table, presented in accordance with Regulation 14A promulgated under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), sets forth all compensation for services rendered in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 in respect of the named executive officers.

Summary Compensation Table

Name and Title	Fiscal Year Ended Dec. 31,	Annual Compensation			Long Term Compensation
		Salary	Bonus (1)	Other Annual Compensation	Restricted Shares or Restricted Share Units	Securities Under Options Granted	LTIP Payouts	All Other Compensation
		(U.S.$)	(U.S. $)	(U.S.$)	(#)	(#)	(U.S. $)	(U.S. $)
Alan J. Gotcher, President, Chief Executive Officer and Director	2005	291,347	111,877	Nil	Nil	100,000	Nil	Nil
	2004	100,481	Nil	Nil	Nil	350,000	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Edward H. Dickinson, Chief Financial Officer	2005	121,731	37,250	Nil	Nil	26,500	Nil	Nil
	2004	112,500	17,250	Nil	Nil	Nil	Nil	Nil
	2003	85,000	25,000	Nil	Nil	110,000	Nil	Nil
Douglas K. Ellsworth, Sr. Vice President	2005	129,808	19,861	Nil	Nil	27,200	Nil	Nil
	2004	122,343	18,750	Nil	Nil	Nil	Nil	Nil
	2003	105,774	40,000	Nil	Nil	110,000	Nil	Nil
Roy Graham, Sr. Vice President	2005	154,462	16,682	Nil	Nil	100,000	Nil	Nil
	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Bruce J. Sabacky, Vice President of Altair Nanomaterials, Inc.	2005	117,692	36,014	Nil	Nil	25,000	Nil	Nil
	2004	113,481	12,938	Nil	Nil	Nil	Nil	Nil
	2003	99,463	13,215	Nil	Nil	110,000	Nil	Nil

(1)	Represents bonus earned with respect to indicated fiscal year. Bonuses are generally paid in the subsequent fiscal year.

(b)	Option Grants in 2005

The following table provides details with respect to stock options, if any, granted to the named executive officers during the year ended December 31, 2005:

Name	Securities Under options Granted	Grant Date	% of Total Options Granted to Employees in Financial Year	Exercise Price per Share (US$)	Market Value of Securities Underlying Options on the Date of Grant (US$)	Expiration Date	Potential Realizable Value at Assumed Rates of Share Price Appreciation for Option Term (US$) 5% 10%
Alan J. Gotcher, President, Chief Executive Officer and Director	100,000	04/08/05	16.9%	3.62	3.62	4/8/15	100,014	221,005
Edward H. Dickinson, Chief Financial Officer	26,500	03/10/05	4.5%	4.07	4.07	3/10/15	29,798	65,847
Douglas K. Ellsworth, Sr. Vice President	27,200	03/10/05	4.6%	4.07	4.07	3/10/15	30,585	67,586
Roy Graham, Sr. Vice President	100,000	01/07/05	16.9%	2.25	2.25	1/7/10	62,163	137,365
Bruce J. Sabacky, Vice President of Altair Nanomaterials, Inc.	25,000	03/10/05	4.2%	4.07	4.07	3/10/15	28,112	62,119

(c)	Aggregated Option Exercises and Year-end Option Values

The following table provides information regarding options held by the named executive officers as at December 31, 2005 and options exercised by them during the year ended December 31, 2005:

	Securities Acquired on Exercise	Aggregate Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#)	(#)	($)	($)
Alan J. Gotcher, Chief Executive Officer and Director	50,000	48,500	200,000	200,000	202,000	101,000
Edward H. Dickinson, Chief Financial Officer	Nil	Nil	341,200	20,000	148,450	Nil
Douglas K. Ellsworth, Sr. Vice President	25,000	73,150	107,200	20,000	95,400	Nil
Roy Graham, Sr. Vice President	Nil	Nil	20,000	80,000	Nil	Nil
Bruce J. Sabacky, Vice President of Altair Nanomaterials, Inc.	30,000	99,400	Nil	25,000	Nil	Nil

(1) Calculated, with respect to each option, as the product of (1) the number of options, and (2) the closing price of the Common Shares on December 31, 2005 less the exercise price of each option.

(d)	Compensation of Directors

The Corporation pays all directors who are not employees of the Corporation a fee of $3,000 per quarter. In addition, directors who are not employees and provide service in the following positions receive the following additional fees:

Position	Additional Compensation
Chairman of the Board	$3,000 per quarter
Audit or Compensation and Nominating Committee Chair	$1,000 per quarter
Audit or Compensation and Nominating Committee Member	$1,000 per quarter
Other Committee Chair or Member	Determined upon formation of committee

Effective January 1, 2006, the fee paid to non-employee directors was increased to $5,000 per quarter, the fee paid to the Chairman of the Board was increased to $4,000 per quarter and the fee paid to the Audit Committee Chair was increased to $2,000 per quarter. Directors are also entitled to receive compensation to the extent that they provide services to the Corporation at rates that would be charged by such directors for such services to arm’s length parties. No amounts were paid to Dr. Gotcher in 2005 in his capacity as director.

Directors of the Corporation and its subsidiaries are also entitled to participate in the 1996 Plan, 1998 Plan and the 2005 Plan. During 2005, the Corporation granted 10,000 shares of restricted stock each to Mr. Bazinet, Mr. Bengtson, Mr. Golla, Mr. Hartman, Mr. Jones and Mr. King under the 2005 Plan. Options granted to Mr. Gotcher are described under “Option Grants in 2005” above.

(e)	Employment Contracts

The Corporation has entered into employment agreements with Alan J. Gotcher, Edward H. Dickinson, Douglas K. Ellsworth, Roy Graham and Bruce J. Sabacky.

Dr. Gotcher’s current employment agreement commenced on February 17, 2006 with a term of 36 months. His current salary is $375,000 per year, and he is eligible to receive an annual bonus equal to up to 80% of his base salary upon achievement of performance measures mutually agreed to by Dr. Gotcher and the Board. If Dr. Gotcher’s employment is terminated by the Corporation without cause during the term, he is entitled to receive his regular salary, health benefits coverage and bonus for a period of 12 months from the date of termination. If Dr. Gotcher’s employment is terminated by the Corporation without cause subsequent to a change of control (as defined in the employment agreement) during the term, he is entitled to receive his regular salary and health benefits coverage for a period of 24 months from the date of termination. His employment agreement also contains a covenant not to compete for 12 months following termination of employment.

Mr. Dickinson’s current employment agreement commenced on February 17, 2006 with a term of 24 months. His current annual salary is $150,000 and he is eligible to receive an annual bonus equal to up to 60% of his base salary upon achievement of performance measures mutually agreed to by Mr. Dickinson and the Board. If Mr. Dickinson’s employment is terminated by the Corporation without cause during the term, he is entitled to receive his regular salary and health benefits coverage for a period of 12 months from the date of termination. If Mr. Dickinson’s employment is terminated by the Corporation without cause subsequent to a change of control (as defined in the employment agreement) during the term, he is entitled to receive his regular salary and health benefits coverage for a period of 18 months from the date of termination. His employment agreement also contains a covenant not to compete clause for 24 months following termination of employment.

Mr. Ellsworth’s employment agreement commenced on November 10, 2004 with a term of 18 months. His current annual salary is $150,000. If Mr. Ellsworth’s employment is terminated by the Corporation without cause, he is entitled to receive his regular salary and health benefits coverage for a period of nine months from the date of termination. His employment agreement also contains a covenant not to compete clause for 12 months following termination of employment.

Mr. Graham’s employment agreement commenced on January 7, 2005 with a term of 18 months. His current annual salary is $160,000 and he is eligible to receive an annual bonus equal to up to 60% of his base salary upon achievement of performance measures mutually agreed to by Mr. Graham and Dr. Gotcher. If Mr. Graham’s employment is terminated by the Corporation without cause, he is entitled to receive his regular salary and health benefits coverage for a period of nine months from the date of termination. His employment agreement also contains a covenant not to compete clause for 12 months following termination of employment.

Dr. Sabacky’s employment agreement commenced on November 10, 2004 with a term of 18 months. His current annual salary is $150,000. If Dr. Sabacky’s employment is terminated by the Corporation without cause, he is entitled to receive his regular salary and health benefits coverage for a period of nine months from the date of termination. His employment agreement also contains a covenant not to compete clause for 12 months following termination of employment.

(f)	Compensation and Nominating Committee Interlocks and Insider Participation

The members of the Compensation and Nominating Committee are David King (Chair), James Golla and Michel Bazinet, each of whom is independent under NASDAQ’s listing standards. Prior to May 26, 2005, the members of the Compensation and Nominating Committee were George Hartman (Chair), James Golla and David King. The charter governing operations of the Compensation and Nominating Committee was adopted in April 2004 and is available at the Corporation’s website at www.altairnano.com under “Investor Relations.”

None of Messrs. King, Golla, Bazinet or Hartman is currently, or has formerly been, an officer or employee of the Corporation or any of its subsidiaries. On December 31, 2003, the Corporation entered into a consulting agreement with Advanced Technology Group LLC (“ATG”), whose managing partner is David King, a director of the Corporation. The agreement stipulates that ATG will furnish consulting services in reviewing potential federal grant opportunities and providing proposal development assistance on selected programs. The initial term of the agreement was one year, and it was subsequently extended through December 31, 2005. Under the terms of the agreement, ATG is paid on a contingency basis at a rate of 6% of the first $1,000,000 in grant monies secured from applications prepared in any calendar year plus 3.5% of any cumulative amounts over $1,000,000. ATG also agreed to provide consulting services at a rate of $200 per hour upon request of the Corporation. Between January 1, 2005 and December 31, 2005, ATG was paid $2,833 for certain consulting services and $7,153 in connection with a National Science Foundation Phase II grant, and $21,458 was accrued in connection with the National Science Foundation Phase II grant. The Company believes that such revenues constituted more than 5% of the revenue of ATG during 2005. The address of ATG is set forth as the address of David King under “Security Ownership of Certain Beneficial Owners and Management” above.

The Compensation and Nominating Committee met 12 times during 2005 in person or by telephone.

(g)	Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Corporation’s previous filings under the United States Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that incorporates by reference, in whole or in part, subsequent filings including, without limitation, this Information Circular and Proxy Statement, the Compensation Committee Report and the Performance Graph set forth below shall not be deemed to be incorporated by reference into any such filings.

As required by the proxy rules promulgated by the United States Securities and Exchange Commission (the “SEC”) and applicable Canadian securities laws, this Compensation Committee Report describes the overall compensation goals and policies applicable to the executive officers of the Corporation, including the basis for determining the compensation of executive officers for the 2005 fiscal year.

The objectives of the Corporation’s Executive Compensation policy are to attract, retain and develop leaders capable of making outstanding contributions to the Corporation’s success; to encourage, recognize and reward individual, team and company performance; to provide a total compensation package that encourages long-term commitment to the Corporation; and to align the interests of management and shareholders in setting priorities and focus. In determining the amount and composition of compensation for the Corporation’s executive officers, the Compensation and Nominating Committee and Board are guided by several factors, including the external market; the individual’s relevant experience, skills and responsibilities; and the financial situation of the Corporation. Because the Corporation has a small number of employees, compensation practices are flexible in response to the needs and talents of the individual officer, entrepreneurial, and geared toward rewarding contributions that enhance shareholder value.

Historically, because the Corporation had no substantial revenues from operations and needed capital for research and development, the Corporation kept salaries and bonuses at levels that the Corporation believed were lower than many of the Corporation’s competitors and compensated employees (including executive officers) primarily in the form of stock options. Going forward, the Corporation intends to use a combination of more competitive salaries, cash bonuses and stock options to align the interest of the executive officers and other employees with the long-term interests of the Corporation and its shareholders and to attract and retain talented employees who can enhance the Corporation’s value. To this end, in mid-2005 the Corporation examined executive salary ranges for like companies locally and nationally, including data from sources such as Equilar, Inc., CompGeo, Nevada Association of Employers, and Chemical and Engineering News and from public filings of nanotech and specialty materials companies considered to be in the Corporation’s peer group.

Compensation Components

The Corporation’s compensation of its executive officers consists of three components: base salary, performance bonuses and long-term retention awards in the form of restricted stock grants and stock options.

Annual Base Salary. At the outset of 2005, based upon recommendations from the Compensation and Nominating Committee, the Board established base salaries based primarily on its subjective judgment, taking into consideration both qualitative and quantitative factors. Among the factors considered by the Compensation and Nominating Committee and the Board were: (i) the qualifications and performance of each executive officer; (ii) the performance of the Corporation as measured by such factors as progress in product development and increased shareholder value; (iii) salaries provided by other companies inside and outside the industry that are of a comparable size and at a similar development stage, to the extent known; and (iv) the capital position and needs of the Corporation. The Compensation and Nominating Committee and the Board do not assign any specific weights to these factors in determining salaries. They do, however, try to keep base salaries as low as possible, consistent with the needs and status of the executive officers, in order to preserve capital for future growth and development. In late 2005, following a quantitative analysis of executive salaries within comparable industries, the Compensation and Nominating Committee and the Board decided to target base executive pay at the median level (i.e., 50th percentile) for each specific job title. Adjustments were made in the few instances where there was a major discrepancy.

Performance Bonuses. The Corporation may also compensate its executive officers in the form of bonuses. Because the Corporation does not have a history of earnings per share, net income, or other conventional data to use as a benchmark for determining the amount or existence of bonus awards, the Board has historically made such determinations based on evaluations of individual and corporate performance against specific criteria. In any event, the Compensation and Nominating Committee reserves the right to increase or decrease performance bonuses, based on its assessment of individual, team and corporate performance and the circumstances surrounding that performance.

In the 2005 fiscal year, the executive management team, except the Chief Executive Officer (“CEO”), were eligible for a “performance bonus” ranging from 40%-60% of base salary, depending on level of individual responsibility. The bonus is to be paid 60% in cash and 40% in the equivalent value of stock options. Payment of any performance bonus is “at risk”, that is, based on the attainment of separate, specified corporate (50% weighting) and individual objectives (50% weighting). Corporate objectives are set in 3 areas; revenue, product licensing or commercialization and cost control. Full attainment of all three objectives results in each member receiving one-half of their full bonus entitlement. Achieving less than all three objectives results in a reduction of the bonus level. No team bonus is awarded if at least 80% of the Corporation’s objectives are not met. In fiscal 2005, the management team achieved 92% of its aggregated corporate objectives. Similarly, each executive is evaluated against specific personal objectives and is eligible to receive one-half of their full bonus entitlement for full attainment of their individual objectives. Achieving less than all three objectives results in a reduction of the bonus level. No individual bonus is awarded if at least 80% of the executive’s personal objectives are not met. In fiscal 2005, individual executives achieved 0%-110% of their personal objectives. Individual performance bonuses were awarded by the Board, based upon the recommendation of the Compensation and Nominating Committee, according to combined corporate- and personal-performance metrics.

Retention Awards. As stated, in the past the Corporation has relied extensively on stock options to compensate executive officers. The 1996 Plan, 1998 Plan and 2005 Plan were designed to give each stock-incentive holder an interest in preserving and maximizing shareholder value in the longer term and to give valued employees the incentive to remain with the Corporation long term. Fiscal year 2005 retention stock options vest over a period of three years. Individual retention option grants to the executive management team are determined on the basis of the Compensation and Nominating Committee’s assessment of an individual’s current and expected future performance, level of responsibilities, and the importance of his or her position with, and contribution to, the Corporation. For the 2005 fiscal year, the Compensation and Nominating Committee granted incentive options to purchase 100,000 Common Shares to Dr. Alan J. Gotcher; 75,000 shares to Edward Dickinson; 20,000 shares to Douglas K. Ellsworth and 40,000 shares to Dr. Bruce J. Sabacky. The Compensation and Nominating Committee did consider the number, vesting status and exercise price of existing options in the course of determining whether to grant additional options.

CEO Compensation. In the fiscal year 2005, the CEO received a base salary according to the terms of his employment agreement. In addition, the CEO was awarded a “performance bonus” of $111,877 in cash and was awarded options to purchase Common Shares, which awards have a collective value equal to 48% of his 2005 base salary. The bonus and options were awarded following assessment of CEO performance by the Compensation and Nominating Committee and other independent directors, based on both quantitative and qualitative criteria. Quantitative CEO performance objectives were set in three areas; revenue, product licensing or commercialization and cost control. Qualitatively, the CEO’s performance was measured against 16 criteria including: enhancing shareholder value, developing corporate guiding principles, strategic planning, operating policies and procedures, effective organizational structure, management succession planning, employee morale and productivity, proactive change management, progress evaluation, communication with the Board, operational control, leading by exemplary example, enabling team performance, facilitating Board duties, being an effective company spokesperson and meeting corporate financial and operational objectives. In fiscal 2005, the CEO achieved 100% of his personal objectives.

The foregoing is submitted by the Compensation and Nominating Committee:

David S. King, Chair
James Golla
Michel Bazinet

(h)	Performance Graph

The following chart compares the total cumulative shareholder return over the five-year period ended December 31, 2005 for U.S. $100 invested in the Common Shares with the total return of all shares traded on the NASDAQ National Market and NASDAQ Capital Market (the “NASDAQ Index”) and the total return of shares included in the Standard & Poor’s Specialty Chemicals Index (the “S&P Specialty Chemicals Index”). All data assumes reinvestment of dividends and other distributions.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Altair Nanotechnologies Inc.	100	93	34	175	181	135
NASDAQ Index	100	79	55	82	89	91
S&P Specialty Chemicals Index	100	93	54	64	72	74

Audit Committee and Audit Committee Report

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be found on the Corporation’s website, http://www.altairnano.com, under the heading “Investor Relations.” A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Altair Nanotechnologies Inc. 204 Edison Way, Reno, Nevada 89502.

The Audit Committee is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the requirements of the NASDAQ listing standards. The Audit Committee is comprised of Jon Bengtson, George Hartman and Christopher Jones. If elected by the shareholders, Jon Bengtson, George Hartman and Christopher Jones are expected to be members of the Audit Committee during 2006. The Audit Committee held four meetings in person and two meetings via conference call during the fiscal year ended December 31, 2005.

The Board has determined in its business judgment that each member of the Audit Committee satisfies the requirements with respect to financial literacy set forth in NASD Rule 4350(d)(2)(A)(iv) and applicable Canadian securities laws; and the Board has determined than Jon Bengtson, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, is independent under Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and is, as a result of his past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, sophisticated with respect to financial matters.

The Audit Committee’s responsibility is to assist the Board in its oversight of the (a) quality and integrity of the Corporation’s financial reports, (b) the independence and qualifications of the Corporation’s independent auditor and (c) the compliance by the Corporation with legal and regulatory requirements. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles and internal controls. The Corporation’s independent auditors are responsible for performing an audit of the Corporation’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

Audit Committee Report

This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Corporation under the Securities Act or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2005 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the independent auditors their independence from the Corporation.

The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements fairly present the Corporation’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which the Audit Committee receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the independent auditors as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non audit services provided by the independent auditor to the Corporation.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

AUDIT COMMITTEE

Jon Bengtson, Chair
George Hartman
Christopher Jones

March 20, 2006

Meetings of Directors and Attendance at Shareholders Meetings

During the year ended December 31, 2005, the Board held four meetings in person and two meetings via conference call. All directors attended the in-person meetings and all directors participated in all conference calls. In addition, the Board considered and acted on various matters throughout the year by executing four consent resolutions.

The Corporation does not have a policy with respect to the attendance of shareholder meetings by directors. All members of the Board attended the May 2005 shareholders meeting.

Nominating Committee

The purpose of the Compensation and Nominating Committee is (i) to discharge the Board’s responsibilities relating to compensation of the Corporation’s executives and, if needed, to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the SEC and (ii) to recommend to the Board the slate of director nominees for election to the Corporation’s Board of Directors, individuals to fill vacancies occurring between annual meetings of stockholders, and individuals for nomination as members of the standing committees of the Board and (iii) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation.

In identifying nominees for directors, the Compensation and Nominating Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, relationship of work experience and education to the current and proposed lines of business of the Corporation, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board and the extent to which the candidate satisfies any objective requirements (such as residence, independence or expertise requirements) applicable to the Board or any committees of the Board. The Compensation and Nominating Committee considers candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders and may, but is not required to, consider candidates proposed by management.

The Compensation and Nominating Committee met 12 times during 2005 in person or by telephone. The members of the Compensation and Nominating Committee are David King (Chair), James Golla and Michel Bazinet, each of whom is independent under NASDAQ’s listing standards. The charter governing operations of the Compensation and Nominating Committee was adopted in April 2004 and is available at the Corporation’s website at www.altairnano.com under “Investor Relations.”

Shareholder Suggestions for Nominees and Communications with the Board of Directors

The Board will consider director candidates recommended by shareholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address and telephone number of and number of Common Shares owned by the shareholder making the recommendation. It should be sent to the Secretary of the Corporation at the address first set forth above. Candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders are considered under the same standards as nominees recommended by other persons.

Shareholders may send communications to the Board or to specified individual directors by mailing such communications to the Secretary of the Corporation at the address of the Corporation first set forth above and indicating that such communications are for the Board or specified individual directors, as appropriate. All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same shareholder, or an associated shareholder, within the past 90 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors to file reports concerning their ownership of Common Shares with the SEC and to furnish the Corporation with copies of such reports. Based solely upon the Corporation’s review of the reports required by Section 16 and amendments thereto furnished to the Corporation, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act during 2005, were filed with the SEC on a timely basis except as follows: (a) a Form 4 for George Hartman, a Director, was due on March 3, 2005 but was filed on March 15, 2005; (b) a Form 4 for Douglas Ellsworth, a Senior Vice President, was due on March 12, 2005, but was filed on March 14, 2005; (c) a Form 4 for Edward Dickinson, Chief Financial Officer, was due on March 12, 2005, but was filed on March 14, 2005; (d) a Form 4 for Rudi Moerck, former President, was due on April 7, 2002 but was filed on March 3, 2005; (e) a Form 3 for Roy Graham, Senior Vice President, was due on January 9, 2005 but was filed on January 18, 2005; and (f) a Form 4 for Roy Graham, Senior Vice President, was due on January 9, 2005 but was filed on January 18, 2005.

Code of Ethics and Code of Conduct

The Corporation has adopted the Code of Ethics for Senior Executive, Financial Officers and Members of the Management Executive Committee (the “Code of Ethics”), which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Exchange Act. The Code of Ethics is available on the Corporation’s website at www.altairnano.com under “Investor Relations.”

The Corporation has adopted the Altair Nanotechnologies Inc. Code of Conduct (the “Code of Conduct”), which constitutes a code of conduct applicable to all officers, directors and employees that complies with NASDAQ Rule 4350(n). The Code of Conduct is available on the Corporation’s website at www.altairnano.com under “Investor Relations.”

Securities Authorized for Issuance under Equity Compensation Plans

Set forth below is a summary of securities issued and issuable under all equity compensation plans of the Corporation as at December 31, 2005. As of the date hereof, the 1996 Plan, the 1998 Plan and the 2005 Plan are the only equity compensation plans of the Corporation.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,533,200	$2.69	3,568,000
Equity compensation plans not approved by security holders	None	N/A	None
Total	2,533,200	$2.69	3,568,000

Statement of Corporate Governance Practices

National Policy 58-201 of the Canadian Securities Administrators has set out a series of guidelines for effective corporate governance (the “Guidelines”). The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. National Instrument 58-101 (“NI 58-101”) of the Canadian Securities Administrators requires the disclosure by each listed corporation of its approach to corporate governance with reference to the Guidelines as it is recognized that the unique characteristics of individual corporations will result in varying degrees of compliance.

Set out below is a description of the Corporation’s approach to corporate governance in relation to the Guidelines.

1.	The Board of Directors

NI 58-101 defines an “independent director” as a director who has no direct or indirect material relationship with the corporation. A “material relationship” is in turn defined as a relationship which could, in the view of the corporation’s board of directors, be reasonably expected to interfere with such member’s independent judgement. The Board of Directors of the Corporation is currently comprised of seven members, a majority of whom the Board has determined are “independent directors” within the meaning of NI 58-101.

Dr. Gotcher is considered a non-independent director, as he is an officer of the Corporation.

Messrs. Bazinet, Bengtson, Golla, Hartman, Jones and King are considered independent directors since they are all independent of management and free from any material relationship with the Corporation. The basis for this determination is that, since the beginning of the fiscal year ended December 31, 2005, none of the independent directors have worked for the Corporation, received more than Cdn$75,000 in annual remuneration from the Corporation or had material contracts with or material interests in the Corporation which could interfere with their ability to act with a view to the best interests of the Corporation.

The Board believes that it functions independently of management. To enhance its ability to act independent of management, the Board may meet in the absence of members of management and the non-independent directors or may excuse such persons from all or a portion of any meeting where a potential conflict of interest arises or where otherwise appropriate. The Board held three meetings of the independent directors in the absence of members of management and the non-independent directors during the fiscal year ended December 31, 2005. Mr. Bengtson, Chairman of the Board, generally acts as the chairman during meetings of the independent directors.

Additional information concerning meetings of the Board held in fiscal 2005 is set forth above under the heading “Meetings of the Directors and Attendance at Shareholders Meeting”.

2.	Board Mandate

The Board has a mandate to set the strategic direction of the Corporation and to oversee its implementation by management of the Corporation. A copy of the Board mandate is set forth in Appendix A to this Information Circular.

3.	Position Descriptions

Given the current size of the Corporation’s infrastructure and the existence of only five executive officers and seven directors, the Board does not feel that it is necessary at this time to formalize position descriptions or corporate objectives for any of the Chairman of the Board, Chairmen of committees of the Board, or the President and Chief Executive Officer in order to delineate their respective responsibilities. Accordingly, the roles of the executive officers of the Corporation are delineated on the basis of the customary practice.

4.	Orientation and Continuing Education

Although the Corporation currently has no formal orientation and education program for new Board members, sufficient information (such as recent annual reports, prospectus, proxy solicitation materials and various other operating and budget reports) is provided to any new Board member to ensure that new directors are familiarized with the Corporation’s business and the procedures of the Board. In addition, on at least an annual basis, the Board is given a presentation by an attorney or other professional regarding their role, responsibilities and obligations. In addition, new directors are encouraged to visit and meet with management on a regular basis. The Corporation also encourages continuing education of its directors and officers where appropriate in order to ensure that they have the necessary skills and knowledge to meet their respective obligations to the Corporation.

5.	Ethical Business Conduct

The Board has adopted a formal code of conduct and code of ethics. See “Code of Conduct and Code of Ethics” above. In order to ensure compliance with the Code of Conduct and Code of Ethics, and to ensure that directors exercise independent judgement, the Audit Committee has assumed responsibility for approving transactions involving the Corporation and any “related party” (as that term is defined in Ontario Securities Commission Rule 61-501). The full Board is responsible for monitoring the Corporation’s compliance with strategic planning matters, implementing a process for assessing the effectiveness of committees of directors and individual directors, and reviewing changes in or additions to compliance policies, standards, codes and programs, as well as applicable legislation.

6.	Nomination of Directors

The Board has established a Compensation and Nominating Committee which has assumed the responsibility for identifying new candidates for Board nomination. See “Nominating Committee” above.

7.	Compensation

The Board has established a Compensation and Nominating Committee which has assumed the responsibility for making recommendations to the Board on compensation related matters. See “Composition of the Compensation Committee” and “Compensation Committee Report on Executive Compensation” above. During 2005, a compensation consultant was retained to review and make recommendations with respect to compensation for directors, officers and employees of the Corporation.

8.	Committees

The Board currently has no standing committees other than the Audit Committee and Compensation and Nominating Committee.

9.	Assessments

The Board assesses, on an annual basis, the contributions of the Board as a whole, the Audit Committee and Compensation and Nominating Committee, and each of the individual directors, in order to determine whether each is functioning effectively.

Interest of Informed Persons in Material Transactions

Except as otherwise disclosed in the Information Circular (see “Certain Relationships and Related Transactions”), no informed person of the Corporation (within the meaning of applicable Canadian securities laws), any nominee for election as a director or any associate or affiliate thereof, has or has had any material interest in any transaction since the commencement of the Corporation’s last completed financial year, or in any proposed transaction, which has materially affected or would materially affect the Corporation.

Indebtedness of Directors and Executive Officers

There is currently no outstanding indebtedness of (i) any present or former director, executive officer or employee; or (ii) any associate of any current or former director, executive officer or employee, either owing to the Corporation or any of its subsidiaries, or owing to another entity which is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

Certain Relationships and Related Transactions

On December 31, 2003, the Corporation entered into a consulting agreement with Advanced Technology Group LLC (“ATG”), whose managing partner is David King, a director of the Corporation. The agreement stipulates that ATG will furnish consulting services in reviewing potential federal grant opportunities and providing proposal development assistance on selected programs. The initial term of the agreement was one year and it was subsequently extended through December 31, 2005. Under the terms of the agreement, ATG is paid on a contingency basis at a rate of 6% of the first $1,000,000 in grant monies secured from applications prepared in any calendar year plus 3.5% of any cumulative amounts over $1,000,000. ATG also agreed to provide consulting services at a rate of $200 per hour upon request of the Corporation. Between January 1, 2005 and December 31, 2005, ATG was paid $2,833 for certain consulting services and $7,153 in connection with a National Science Foundation Phase II grant, and $21,458 was accrued in connection with the National Science Foundation Phase II grant. The address of ATG is set forth as the address of David King under “Security Ownership of Certain Beneficial Owners and Management” above.

On January 7, 2005, the Corporation granted 100,000 options to purchase Common Shares to Roy Graham. On March 10, 2005, the Corporation granted 26,500 options to purchase Common Shares to Edward Dickinson, 27,200 options to purchase Common Shares to Douglas Ellsworth and 25,000 options to purchase Common Shares to Bruce Sabacky. On April 8, 2005, the Corporation granted 100,000 options to purchase Common Shares to Alan Gotcher. On June 21, 2005, the Corporation granted 10,000 shares of restricted stock each to Michel Bazinet, Jon Bengtson, James Golla, George Hartman, Christopher Jones and David King. The address of each of the foregoing is set forth above under “Security Ownership of Certain Beneficial Owners and Management.”

The Corporation has entered into employment agreements with Alan J. Gotcher, Edward H. Dickinson, Douglas K. Ellsworth, Roy Graham and Bruce J. Sabacky, each of which is described under “Employment Contracts” above. The address of each of the foregoing is set forth above under “Security Ownership of Certain Beneficial Owners and Management.”

Vote Required

In connection with the election of directors, the six nominees receiving the highest number of votes will be elected.

PROPOSAL NO. 2 — APPOINTMENT OF INDEPENDENT AUDITORS

Approval of the appointment of Perry-Smith LLP as the independent auditors for the Corporation for the fiscal year ending December 31, 2006, and authorization of the Audit Committee to set their remuneration, is to be voted upon at the Meeting. Representatives of Perry-Smith LLP are expected to be present at the Meeting. Perry-Smith LLP were first appointed auditors of the Corporation on September 26, 2005, prior to which Deloitte & Touche LLP acted as auditors of the Corporation from 2001 to August 18, 2005.

Change of Independent Auditors

Deloitte & Touche LLP, the independent auditors initially retained by the Corporation for the fiscal year ended December 31, 2005, resigned on August 18, 2005. In connection with the audit of the Corporation’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 and the subsequent interim period ended August 18, 2005, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to Deloitte & Touche’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of Deloitte & Touche on the consolidated financial statements of the Corporation and its subsidiaries as of and for the fiscal years ended December 31, 2003 and December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A copy of the Form 8-K filed by the Company reporting the resignation of Deloitte & Touche is attached hereto as Appendix B.

Pursuant to the recommendation of management and the approval of the Board and Audit Committee, the Corporation appointed Perry-Smith LLP as the Corporation’s independent auditors for the fiscal year ended December 31, 2005. No consultations occurred between the Corporation and Perry-Smith during the two fiscal years and any interim period preceding the appointment of Perry-Smith regarding the application of accounting principles, the type of audit opinion that might be rendered or other accounting, auditing or financial reporting issues. The Corporation engaged Perry-Smith LLP effective September 26, 2005. A copy of the Form 8-K filed by the Company reporting the engagement of Perry-Smith LLP is attached hereto as Appendix C.

Audit Fees. During the fiscal years ended December 31, 2004 and 2005, the aggregate fees billed by the Corporation’s independent auditors for the audit of the Corporation’s financial statements for such fiscal years, for the reviews of the Corporation’s interim financial statements and for the review of SEC registration statements were $103,047 and $132,012, respectively.

Audit-Related Fees. During the fiscal year ended December 31, 2004, the Corporation did not pay to Deloitte & Touche any fees for assurance and related services related to the performance of the audit or review beyond the fees disclosed under “Audit Fees” above. During the fiscal year ended December 31, 2005, the Corporation paid audit-related fees of $5,100 to Perry-Smith LLP.

Tax Fees. During the fiscal years ended December 31, 2004 and 2005, the Corporation did not pay to Deloitte & Touche or Perry-Smith LLP any fees for tax compliance, advice and planning.

All Other Fees. During the fiscal year ended December 31, 2004, the Corporation paid Deloitte & Touche LLP $118,903 of consulting fees in connection with the implementation requirements of Section 404 of the Sarbanes - Oxley Act and $1,288 in connection with a review of the Corporation’s accounting policies for overhead costs. During the fiscal year ended December 31, 2005, the Corporation paid Deloitte & Touche LLP $17,180 of consulting fees in connection with the implementation requirements of Section 404 of the Sarbanes - Oxley Act and $10,712 in connection with other matters.

Audit Committee Pre-Approval Policy. The Audit Committee pre-approves the services provided to the Corporation by its independent auditors in connection with the audit of the Corporation’s annual financial statements, the review of the Corporation’s quarterly financial statements and tax preparation and consultation. Management is not permitted to engage its independent auditors for other audit or permitted non-audit services without the case-by-case pre-approval of the Audit Committee. The Audit Committee approved all the services provided to the Corporation by its independent auditors described above.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the appointment of Perry-Smith LLP and authorization of the Audit Committee to set their remuneration.

The Board recommends a vote FOR ratification of the appointment of Perry-Smith LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2006 and authorization of the Audit Committee to set their remuneration.

OTHER MATTERS

Proposals of Shareholders

Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the annual meeting of the shareholders to be held in 2007, but fails to notify the Corporation of such intention prior to March 14, 2007, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

In order to be included in the proxy statement and form of proxy relating to the Corporation’s annual meeting of shareholders to be held in 2007, proposals which shareholders intend to present at such annual meeting must be received by the corporate secretary of the Corporation, at the Corporation’s principal business office, 204 Edison Way, Reno, Nevada 89502, no later than December 29, 2006.

Undertakings

Unless the Corporation has received contrary instructions, the Corporation intends to deliver only one copy of this Information Circular and one copy of the Annual Report for the year ended December 31, 2005 to multiple shareholders sharing the same address. Upon written or oral request, the Corporation will provide, without charge, an additional copy of such documents to each shareholder at a shared address to which a single copy of such documents was delivered. Shareholders at shared addresses that are receiving a single copy of such documents but wish to receive multiple copies, and shareholders at shared addresses that are receiving multiple copies of such documents but wish to receive a single copy, should contact Edward Dickinson, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number: (775) 858-3750.

Additional Information

Additional information relating to the Corporation is available on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s comparative financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2005. Shareholders may contact Shaun Drake at 360 Bay Street, Suite 500, Toronto, Ontario M5H 2V6 (416-361-0737), to request copies of the Company’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Upon written or oral request, the Corporation will provide, without charge, to each person to whom a copy of this Information Circular has been delivered, a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC (other than the exhibits except as expressly requested). Requests should be directed to Edward Dickinson, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number: (775) 858-3750.

* * * * * * * * *

The contents and sending of this Information Circular have been approved by the directors of the Corporation.

Dated as of the 21st day of April, 2006.

ALTAIR NANOTECHNOLOGIES INC.

By:	/s/ Alan J. Gotcher

Alan J. Gotcher, President and Chief Executive Officer

Appendix A

Copy of Board Mandate

[see attached]

Mandate of the Board of Directors

Mandate

The Board of Directors (the “Board”) of Altair Nanotechnologies Inc. (the “Company”) will oversee the governance of the Company’s business.

Directors shall exercise their judgment in a manner consistent with their fiduciary duties.  In particular, directors are required to act honestly and in good faith, with a view to the best interests of the Company and its shareholders and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Responsibilities

The Board discharges its responsibilities directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors.

The Board’s responsibilities, to be discharged directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors shall include:

Oversight of Management

•
Participating in the selection, appointment, development, evaluation and compensation of the Chief Executive Officer (“CEO”) and other senior officers directly and through the Compensation and Nominating Committee.

•
Promoting, by the actions of the Board and its individual directors, a culture of integrity throughout the Company, consistent with the Company’s Code of Conduct and Code of Ethics. By the Board’s oversight of senior officers, the Board will encourage the CEO and other executive officers to act with integrity and to create a culture of integrity throughout the Company.

•	Periodically reviewing the Company’s Code of Conduct and Code of Ethics and making changes as appropriate.

Financial and Risk Matters

•	Overseeing the reliability and integrity of the financial statements and other publicly reported financial information, and of the disclosure principles and practices followed by management.

•	Overseeing the integrity of the Company’s internal controls and management information.

•	Reviewing and approving an annual operating budget for the Company and its subsidiaries on a consolidated basis and monitoring the Company’s performance against such budget.

•	Reviewing and approving quarterly financial statements and the release thereof by management.

•
Overseeing the Company’s controls and procedures for the preparation and dissemination of current reports and news releases in an effort to ensure that material information is disseminated in a timely and accurate fashion.

•
Periodically assessing the processes utilized by management with respect to risk assessment and risk management, including the identification by management of the principal risks of the business of the Company, and the implementation by management of appropriate systems to deal with such risks.

Business Strategy

•
Adopting a strategic planning process pursuant to which management develops and proposes, and the Board reviews and approves, significant corporate strategies and objectives, taking into account the opportunities and risks of the business.

•	Reviewing and approving all major acquisitions, dispositions and investments and all significant financings and other significant matters outside the ordinary course of the Company’s business.

Corporate Governance

•	Overseeing the development, implementation and operation of the Company’s corporate governance initiatives.

•	Taking appropriate steps to remain informed about the Board’s duties and responsibilities and about the business and operations of the Company.

•	Ensuring that the Board receives from senior officers the information and input required to enable the Board to effectively perform its duties.

•	Assessing the performance of the Chairman of the Board, the Chairperson of each committee of the Board and each director.

Appendix B

Copy of Form 8-K Reporting Resignation of Auditors

[see attached]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2005

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 18, 2005, Altair Nanotechnologies Inc. (the "Company") was notified of the resignation of its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte & Touche”), effective that date. The Company's Audit Committee accepted the resignation of Deloitte & Touche upon receipt of the notification and has commenced a search for a new independent registered public accounting firm.

No report of Deloitte & Touche on the financial statements of the Company for the fiscal years ended December 31, 2003 or December 31, 2004 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principals.

During the fiscal years ended December 31, 2003 and December 31, 2004, and during the interim period between January 1, 2005 and the date of this report, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in its reports. There were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, during the fiscal years ended December 31, 2003 and December 31, 2004, and from January 1, 2005 to the date of this Report.

The Company has requested Deloitte & Touche to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter provided by Deloitte & Touche is attached to this Form 8-K as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from Deloitte & Touche dated August 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: August 24, 2005	By:	/s/ Alan Gotcher

Alan Gotcher Chief Executive Officer

Exhibit 16.1

August 23, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Altair Nanotechnologies Inc.’s Form 8-K dated August 18, 2005, and we agree with the statements made in paragraphs 2, 3 and 4, and the first sentence of paragraph 1. We have no basis to agree or disagree with the statements made in the second sentence of paragraph 1.

Yours truly,

DELOITTE & TOUCHE LLP

Appendix C

Copy of Form 8-K Reporting Engagement of Auditors

[see attached]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2005

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 26, 2005, pursuant to the recommendation of its management and with the approval of its Audit Committee, Altair Nanotechnologies Inc. (the "Company") engaged Perry-Smith LLP (“Perry-Smith”) as the Company's independent public accountants for the fiscal year ended December 31, 2005. No consultations occurred between the Company and Perry-Smith during the two prior fiscal years, or in any interim period preceding the appointment of Perry-Smith, regarding the application of accounting principles, the type of audit opinion that might be rendered or any other accounting, auditing or financial reporting issue.

Item 8.01 Other Events

On September 28, 2005, the Company issued a press release entitled “Altair Nanotechnologies Expands Battery Initiative for Rapid Implementation of Lithium Ion Battery Electrode Technology” The full text of the press release is provided herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Press Release issued by the Company dated September 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: September 30, 2005	By:	/s/ Alan Gotcher

Alan Gotcher Chief Executive Officer

PROXY
Altair Nanotechnologies Inc.
Annual Meeting of Shareholders
on
June 1, 2006
This Proxy Is Solicited By The Board of Directors Of
Altair Nanotechnologies Inc.

The undersigned shareholder of Altair Nanotechnologies Inc. (the "Corporation") hereby nominates, constitutes and appoints Alan J. Gotcher, President, Chief Executive Officer and director, or failing him, Edward Dickinson, Chief Financial Officer, or instead of any of them, ___________________________, as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the annual meeting of shareholders of the Corporation (the "Meeting") to be held on the 1st day of June, 2006 and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof, and without limiting the generality of the power hereby conferred, the nominees are specifically directed to vote the shares represented by this proxy as indicated below.

The shares represented by this proxy will be voted and, where a choice is specified, will be voted as directed. Where no choice is specified, this proxy will confer discretionary authority and will be voted in favour of all nominees of the Board of Directors and in favour of the appointment of auditors. Further details of each of these matters are set forth in the management information circular (the “Information Circular”) of the Corporation accompanying this proxy, which is incorporated herein by reference.

This proxy also confers discretionary authority to vote in respect of any amendments or variations to the matters identified in the Notice of Meeting, matters incident to the conduct of the Meeting and any other matter which may properly come before the Meeting about which the Corporation did not have notice as of the date the Information Circular and was filed with the SEC and in such manner as such nominee in his judgement may determine.

A shareholder has the right to appoint a person to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling the name of such person in the blank space provided and striking out the names of management's nominees, or by completing another proper form of proxy and, in either case, depositing the proxy as instructed below.

To be valid, this proxy must be received by the transfer agent of the Corporation at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3, Canada not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting or adjournment thereof, or delivered to the chairman on the day of the Meeting or adjournment thereof.

The nominees are directed to vote the shares represented by this proxy as follows:

(1)
ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Corporation or until their respective successor shall have been duly elected, unless earlier terminated in accordance with the bylaws of the Corporation, and shall qualify:

☐ FOR all nominees listed below (except as marked to the contrary).
☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Michel Bazinet	Jon N. Bengtson	James I. Golla
George E. Hartman	Christopher E. Jones	Alan J. Gotcher

[See Reverse Side]

(2)
Proposal to appoint Perry-Smith LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2006 and to authorize the Audit Committee of the Board of Directors to fix their remuneration.

☐ FOR ☐ WITHHOLD

(3)
At the nominee's discretion upon any amendments or variations to matters specified in the notice of the Meeting, matters incident to the conduct of the Meeting, and upon any other matters as may properly come before the Meeting or any adjournments thereof about which the Corporation did not have notice as of the date 45 days before the date on which the Corporation first mailed proxy materials to shareholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED FOR AT THE MEETING AND, WHERE A SHAREHOLDER HAS SPECIFIED A CHOICE, WILL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY. UNLESS A SPECIFIC INSTRUCTION IS INDICATED, SAID SHARES WILL BE VOTED IN FAVOUR OF ALL NOMINEES OF THE BOARD OF DIRECTORS AND IN FAVOUR OF THE APPOINTMENT OF AUDITORS, ALL OF WHICH ARE SET FORTH IN THE INFORMATION CIRCULAR, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy revokes and supersedes all proxies of earlier date.

DATED this ____ day of ________________ , 2006.

PRINT NAME: _______________________________

SIGNATURE: ________________________________

NOTES:

(1)
This proxy must be signed by the shareholder or his attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized.

(2)	A person appointed as nominee to represent a shareholder need not be a shareholder of the Corporation.
(3)	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of the Corporation.
(4)	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.

ALTAIR NANOTECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual meeting (the "Meeting") of the shareholders of Altair Nanotechnologies Inc. (the "Corporation") will be held at the Reno Hilton, 2500 E. 2nd Street, Reno, Nevada 89502, Thursday, the 1st day of June 2006, at the hour of 10:00 o'clock in the morning (Pacific time) for the following purposes:

(1)	To receive the audited financial statements of the Corporation for the twelve months ended December 31, 2005, together with the report of the auditors thereon;

(2)	To elect directors;

(3)	To authorize the appointment of the auditors and to authorize the Audit Committee of the Board of Directors to fix their remuneration; and

(4)	To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

This notice is accompanied by a form of proxy, a management information circular, the annual report to shareholders of the Corporation containing the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2005, and a supplemental mailing list form.

Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

DATED at Toronto, Ontario as of the 21st day of April, 2006.

BY: ORDER OF THE BOARD

(Sgd.) Alan J. Gotcher
President and Chief Executive Officer